EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2019

NEW YORK, Feb. 06, 2020 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the first fiscal quarter ended December 31, 2019.

HIGHLIGHTS
Quarter ended December 31, 2019
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,378.9
Net assets	$589.0
Net asset value per share	$8.79

BNP Credit Facility	$202.6
Truist Credit Facility	$326.9
2024 Notes	$83.3
SBA Debentures	$130.2

Yield on debt investments at quarter-end	9.6%

Operating Results:
Net investment income	$10.2
Net investment income per share	$0.15
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$173.7
Sales and repayments of investments	$31.2

Number of new portfolio companies invested	13
Number of existing portfolio companies invested	15
Number of ending portfolio companies	78

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 7, 2020

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 7, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #6437018 PennantPark Investment Corporation. An archived replay of the call will be available through February 21, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6437018.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the progress we are making in several areas. Our activity and selectivity have resulted in a more senior secured portfolio, which should result in even more steady and stable earnings,” said Arthur Penn, Chairman and CEO. “Additionally, our earnings stream should improve over time based on a gradual increase in our debt to equity ratio and the potential for a joint venture, a new SBIC, and the exit of successful equity investments.”

As of December 31, 2019, our portfolio totaled $1,378.9 million and consisted of $791.9 million of first lien secured debt, $270.8 million of second lien secured debt, $63.0 million of subordinated debt and $253.2 million of preferred and common equity. Our debt portfolio consisted of 91% variable-rate investments. As of December 31, 2019, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $14.0 million as of December 31, 2019. Our overall portfolio consisted of 78 companies with an average investment size of $17.7 million, had a weighted average yield on interest bearing debt investments of 9.6% and was invested 57% in first lien secured debt, 20% in second lien secured debt, 5% in subordinated debt and 18% in preferred and common equity.

As of September 30, 2019, our portfolio totaled $1,219.4 million and consisted of $695.3 million of first lien secured debt, $269.3 million of second lien secured debt, $61.2 million of subordinated debt and $193.7 million of preferred and common equity. Our debt portfolio consisted of 87% variable-rate investments. As of September 30, 2019, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $37.6 million as of September 30, 2019. Our overall portfolio consisted of 67 companies with an average investment size of $18.2 million, had a weighted average yield on interest bearing debt investments of 9.8% and was invested 57% in first lien secured debt, 22% in second lien secured debt, 5% in subordinated debt and 16% in preferred and common equity.

For the three months ended December 31, 2019, we invested $173.7 million in 13 new and 15 existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the three months ended December 31, 2019 totaled $31.2 million.

For the three months ended December 31, 2018, we invested $194.5 million in six new and 13 existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the three months ended December 31, 2018 totaled $125.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2019 and 2018.

Investment Income

Investment income for the three months ended December 31, 2019 was $26.0 million and was attributable to $16.0 million from first lien secured debt, $7.7 million from second lien secured debt and $2.3 million from subordinated debt, respectively. This compares to investment income for the three months ended December 31, 2018 of $27.4 million and was attributable to $13.2 million from first lien secured debt, $12.4 million from second lien secured debt and $1.8 million from subordinated debt, preferred and common equity. The decrease in investments income compared to the same period in the prior year was primarily due to decreases in LIBOR as well as the timing of purchases and sales.

Expenses

Expenses for the three months ended December 31, 2019 totaled $15.8 million. Base management fee for the same period totaled $4.7 million, incentive fee totaled $0.7 million, debt related interest and expenses totaled $8.9 million, general and administrative expenses totaled $1.2 million and provision for taxes totaled $0.3 million. This compares to net expenses for the three months ended December 31, 2018, which totaled $14.8 million. Base management fee for the same period totaled $4.4 million, incentive fee totaled $2.7 million, debt related interest and expenses totaled $6.3 million and general and administrative expenses totaled $1.1 million. The increase in expenses compared to the three-month period ended in the prior year was primarily due to higher leverage costs.

Net Investment Income

Net investment income totaled $10.2 million, or $0.15 per share, for the three months ended December 31, 2019. Net investment income totaled $12.6 million, or $0.18 per share, for the three months ended December 31, 2018. The decrease in net investment income compared to the three-month period ended in the prior year was primarily due to higher leverage costs and lower investment income.

Net Realized Gains or Losses

Sales and repayments of investments for three months ended December 31, 2019 totaled $31.2 million and net realized losses totaled $12.0 million. Sales and repayments of investments for the three months ended December 31, 2018 totaled $125.8 million and net realized gains totaled $8.5 million. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2019 Notes

For the three months ended December 31, 2019 and 2018, we reported net change in unrealized appreciation (depreciation) on investments of $23.6 million and $(20.4) million, respectively. As of December 31, 2019 and September 30, 2019, our net unrealized depreciation on investments totaled $14.0 million and $37.6 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same periods in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three months ended December 31, 2019 our Credit Facilities had a net change in unrealized appreciation of $2.6 million. For the three months ended December 31, 2018, the Truist Credit Facility and the 2019 Notes had a net change in unrealized depreciation of $6.1 million. As of December 31, 2019, the net unrealized depreciation on the Credit Facilities totaled $4.7 million. As of September 30, 2019, the net unrealized depreciation on the Credit Facilities totaled $7.2 million. The net change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $19.2 million, or $0.29 per share, for the three months ended December 31, 2019. Net change in net assets resulting from operations totaled $6.8 million, or $0.10 per share, for the three months ended December 31, 2018. The increase in the net change in net assets from operations compared to the same periods in the prior year was primarily due to appreciation of the portfolio.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2019 and September 30, 2019, PennantPark Investment Funding I, LLC, or Funding I, had $203.5 million and $171.0 million in borrowings under the BNP Credit Facility, respectively. The BNP Credit Facility had a weighted average interest rate of 4.4% and 4.6%, respectively, exclusive of the fee on undrawn commitments, as of December 31, 2019 and September 30, 2019. As of December 31, 2019 and September 30, 2019, Funding I had $46.5 million and $79.0 million of unused borrowing capacity under the BNP Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2019 and September 30, 2019, we had $330.6 million (including a $15.0 million temporary draw) and $301.6 million, respectively, in borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 4.0% and 4.2%, respectively, exclusive of the fee on undrawn commitments, as of December 31, 2019 and September 30, 2019. As of the same periods, we had $144.4 million and $173.4 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2019 and September 30, 2019, we had cash and cash equivalents of $32.1 million and $59.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $71.3 million for the three months ended December 31, 2019, and our financing activities provided cash of $43.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Truist Credit Facility.

Our operating activities used cash of $38.6 million for the three months ended December 31, 2018 and our financing activities provided cash of $43.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Truist Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2019, we declared distributions of $0.18 per share, for total distributions of $12.1 million. For the same period in the prior year, we declared distributions of $0.18 per share, respectively, for total distributions of $12.2 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2019	September 30, 2019
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$1,042,324,490 and $922,304,099, respectively)	$1,073,644,309	$936,632,099
Non-controlled, affiliated investments (cost—$77,600,816 and $77,600,816, respectively)	48,994,005	49,349,338
Controlled, affiliated investments (cost—$272,955,525 and $257,117,800, respectively)	256,214,645	233,451,359
Total of investments (cost—$1,392,880,831 and $1,257,022,715, respectively)	1,378,852,959	1,219,432,796
Cash and cash equivalents (cost—$32,075,367 and $59,546,438, respectively)	32,107,649	59,516,236
Interest receivable	6,055,204	6,226,539
Prepaid expenses and other assets	1,034,351	662,442
Total assets	1,418,050,163	1,285,838,013
Liabilities
Distributions payable	12,068,119	12,068,119
Payable for investments purchased	62,528,206	—
BNP Credit Facility payable, at fair value (cost—$203,500,000 and $171,000,000, respectively)	202,584,250	170,145,000
Truist Credit Facility payable, at fair value (cost—$330,636,000 and $301,636,000, respectively)	326,877,285	295,245,214
2024 Notes payable, net (par—$86,250,000 and $75,000,000, respectively)	83,338,434	72,256,607
SBA debentures payable, net (par—$133,500,000 and $150,000,000, respectively)	130,187,808	146,111,055
Base management fee payable, net	4,742,430	4,641,480
Performance-based incentive fee payable, net	744,626	—
Interest payable on debt	5,287,890	2,895,695
Accrued other expenses	651,056	569,175
Total liabilities	829,010,104	703,932,345
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 67,045,105 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	788,192,159	788,192,159
Accumulated distributable net loss	(199,219,145)	(206,353,536)
Total net assets	$589,040,059	$581,905,668
Total liabilities and net assets	$1,418,050,163	$1,285,838,013
Net asset value per share	$8.79	$8.68

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$20,384,914	$23,508,581
Payment-in-kind	1,884,506	1,246,016
Other income	189,918	618,071
From non-controlled, affiliated investments:
Interest	—	105,105
Payment-in-kind	—	108,625
From controlled, affiliated investments:
Interest	635,615	1,788,603
Payment-in-kind	2,908,812	5,000
Total investment income	26,003,765	27,380,001
Expenses:
Base management fee	4,742,430	4,419,262
Performance-based incentive fee	744,626	2,667,270
Interest and expenses on debt	8,866,549	6,278,847
Administrative services expenses	521,520	521,625
Other general and administrative expenses	643,480	618,367
Expenses before provision for taxes	15,518,605	14,505,371
Provision for taxes	300,000	300,000
Net expenses	15,818,605	14,805,371
Net investment income	10,185,160	12,574,630
Realized and unrealized gain (loss) on investments and debt:
Net realized (loss) gain on investments on:
Non-controlled, non-affiliated investments	(12,034,153)	3,737,919
Non-controlled and controlled, affiliated investments	—	4,792,067
Net realized (loss) gain on investments	(12,034,153)	8,529,986
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	17,052,596	(6,929,882)
Non-controlled and controlled, affiliated investments	6,570,228	(13,462,697)
Debt (appreciation) depreciation	(2,571,321)	6,066,152
Net change in unrealized appreciation (depreciation) on investments and debt	21,051,503	(14,326,427)
Net realized and unrealized gain (loss) from investments and debt	9,017,350	(5,796,441)
Net increase in net assets resulting from operations	$19,202,510	$6,778,189
Net increase in net assets resulting from operations per common share	$0.29	$0.10
Net investment income per common share	$0.15	$0.18

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has $3.8 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com